UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of President.

On August 13, 2009, the Board of Directors of Transcend Services, Inc. (“Transcend”) approved the promotion of Ms. Sue McGrogan to President and Chief Operating Officer. In her new role, Ms. McGrogan will assume responsibility for sales and marketing and Mr. Leo Cooper, Executive Vice President of Sales and Marketing, will report to Ms. McGrogan. There is no change to the Company’s compensation arrangement with Ms. McGrogan due to this promotion. Ms. McGrogan, age 42, has served as Chief Operating Officer since February 2, 2007 and Senior Vice President of Operations between August 8, 2006 and February 2, 2007. Ms. McGrogan joined Transcend on January 31, 2005 upon the acquisition of Medical Dictation, Inc.

(e)	Grant of Restricted Stock to Officers.

On August 13, 2009, the Board of Directors of Transcend Services, Inc. (“Transcend”) approved the following restricted stock grants to the listed officers:

Name	Shares
Larry Gerdes	25,000
Susan McGrogan	20,000
Lance Cornell	15,000
Leo Cooper	15,000

The restricted stock was approved for issuance on August 13, 2009. The shares will vest over four years based on company financial performance. Transcend will record compensation expense related to these grants in accordance with FAS 123(R).

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1   Press release of Transcend Services, Inc. dated August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: August 17, 2009	/s/ Lance Cornell
Lance Cornell Chief Financial Officer (Principal Financial Officer)